Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008,

(ii)

Registration Statement (Form S-8 No. 333-165154, No. 333-168562, No. 333-221218) pertaining to the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan filed March 2, 2010, August 5, 2010, and October 30, 2017, respectively,

(iii)	Registration Statement (Form S-8 No. 333-168561) pertaining to the Papa John’s International, Inc. 401(k) Plan filed August 5, 2010,

(iv)	Registration Statement (Form S-8 No. 333-173893) pertaining to the Papa John’s International, Inc. 2011 Omnibus Incentive Plan filed May 3, 2011, and

(v)	Registration Statement (Form S-8 No. 333-224770) pertaining to the Papa John’s International, Inc. 2018 Omnibus Incentive Plan filed May 9, 2018,

of our reports dated February 27, 2018, except for Notes 16 and 24, as to which the date is March 8, 2019, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and Subsidiaries included in this Form 10-K/A.

/s/ Ernst & Young LLP

Louisville, Kentucky

May 7, 2019